UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2019

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 1-3285	41-0417775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota		55144-1000
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (651) 733-1110

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.01 Per Share	MMM	New York Stock Exchange, Inc.
	MMM	Chicago Stock Exchange, Inc.
1.500% Notes due 2026	MMM26	New York Stock Exchange, Inc.
Floating Rate Notes due 2020		New York Stock Exchange, Inc.
0.375% Notes due 2022	MMM22A	New York Stock Exchange, Inc.
0.950% Notes due 2023	MMM23	New York Stock Exchange, Inc.
1.750% Notes due 2030	MMM30	New York Stock Exchange, Inc.
1.500% Notes due 2031	MMM31	New York Stock Exchange, Inc.

Note: The common stock of the Registrant is also traded on the SWX Swiss Exchange.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange Act.     ☐

Item 1.01. Entry Into A Material Definitive Agreement

On November 15, 2019, 3M Company entered into a $3.0 billion, amended and restated five-year revolving credit agreement (the “Five-Year Revolver”) with JPMorgan Chase Bank, N.A. as administrative agent, Citibank, N.A. as syndication agent, Deutsche Bank Securities Inc. and Bank of America, N.A. as documentation agents, and a syndicate of lenders as defined in the Five-Year Revolver.  The Five-Year Revolver amended and restated the $3.75 billion, five-year revolving credit agreement dated as of March 9, 2016 among 3M, the lenders named therein and JPMorgan Chase Bank, N.A. as administrative agent.

Also on November 15, 2019, 3M Company entered into a $1.25 billion 364-day credit agreement (the “364-Day Credit Agreement”) with JPMorgan Chase Bank, N.A. as administrative agent, Citibank, N.A. as syndication agent, Deutsche Bank Securities Inc. and Bank of America, N.A. as documentation agents, and a syndicate of lenders as defined in the 364-Day Credit Agreement. The 364-Day Credit Agreement and the Five-Year Revolver are collectively known as the Credit Agreements.

Under the Credit Agreements, 3M pays a facility fee of 0.02% per annum for the 364-Day Credit Agreement and 0.04% for the Five-Year Revolver. Revolving advances denominated in U.S. Dollars carry, at 3M’s option, either the “base rate” of interest in effect plus the applicable margin, or the “eurocurrency rate” which is a periodic fixed LIBOR plus the applicable margin.  Borrowings denominated in a currency other than U.S. Dollars carry the “eurocurrency rate.” The “base rate” of interest is the highest of (i) the prime rate quoted in the Wall Street Journal, (ii) the Federal Reserve Bank of New York Rate plus 0.50%, or (iii) one-month LIBOR plus 1.00% (if one-month LIBOR is less than zero, such rate shall be deemed to be zero).  The applicable margin for “eurocurrency rate” advances is 0.625% per annum.  The applicable margin for “base rate” advances is 0.00% per annum.

The Five-Year Revolver includes a provision under which 3M may request an increase of the total facility up to $4.0 billion, with the grant of such request at the lenders’ discretion.  The 364-Day Credit Agreement contains a provision under which 3M may, upon notice and payment of a fee equal to 0.50% of the principal amount of advances then outstanding, convert any advances outstanding on the maturity date into term loans having a maturity one year later.

The Credit Agreements contain customary representations, warranties and covenants, including but not limited to covenants restricting 3M’s ability to incur liens, merge or consolidate with another entity where 3M is not the surviving entity. Further, the Credit Agreements contain a covenant requiring 3M to maintain an EBITDA to Interest Ratio as of the end of each quarter at not less than 3.0 to 1. This is calculated as the ratio of consolidated EBITDA for the four consecutive quarters then ended to interest payable on all funded debt for the same period.

The full terms and conditions of the credit facilities are set forth in the Credit Agreements. Copies of the Credit Agreements are filed as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated by reference herein.

Some of the lenders named under the Credit Agreements and their affiliates have various relationships with 3M and its subsidiaries involving the provision of financial services, including cash management, investment banking, foreign exchange and trust services.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” with respect to the Credit Agreements is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits:

Exhibit Number	Description of Exhibits
10.1	Amended and Restated Five Year Credit Agreement dated as of November 15, 2019
10.2	364-Day Credit Agreement dated as of November 15, 2019
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Ivan K. Fong
Ivan K. Fong, Senior Vice President, General Counsel & Secretary

November 19, 2019